EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

NAME                                   STATE/COUNTRY OF FORMATION
-------------------------------------  ----------------------------------------

Brazos Embroidery, Inc...............  Pennsylvania

Brazos, Inc..........................  Texas

     Morning Sun, Inc................  Washington

     Brazos Sportswear Japan KK .....  Japan